UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2010

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 761-1002
(Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02  Unregistered Sales of Equity Securities

On March 1, 2010, in connection with the acquisition by the Company of the assets of All Access Entertainment, LLC (the “Target”), the Company issued to the sole member of the Target a secured convertible note (the “Note”) in the principal amount of $1,000,000.  At the option of the holder, the Note is convertible into shares of the Company’s Common Stock at a conversion price per share equal to the daily average closing sale price of the Company’s Common Stock for the thirty day period prior to the date of conversion, but in no event less than $3.00.  The Note was not, and any shares of Common Stock issuable upon conversion of the Note will not be, registered under the Securities Act of 1933 as amended, in reliance upon the exemption from registration contained in Section 4(2) thereof and Regulation D promulgated thereunder.

ITEM 8.01  Other Events

On March 2, 2010, the Company issued a press release relating to its acquisition of the assets of All Access Entertainment, LLC.

ITEM 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 2, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Tix Corporation
By:	/s/ Matthew Natalizio
Matthew Natalizio
Chief Financial Officer
Dated: March 2, 2010